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                                                                    EXHIBIT 99.1


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          EPOCH PHARMACEUTICALS, INC.,
                             A DELAWARE CORPORATION


         EPOCH PHARMACEUTICALS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify:

         FIRST: The Board of Directors of the Corporation, by unanimous written consent, duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation, directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that Article 1 of the Certificate of Incorporation is hereby amended to read in full as follows:

                                "ARTICLE 1. NAME

         FIRST: The name of the corporation is Epoch BioSciences, Inc."

         SECOND: That thereafter, the holders of the necessary number of shares of capital stock of the Corporation gave their written consent in favor of the foregoing amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, EPOCH PHARMACEUTICALS, INC., has caused this Certificate of Amendment to be signed by its duly authorized President, Chief Financial Officer and Secretary, Sanford S. Zweifach, M.D., this 21st day of August, 2000.

                                               /s/ Sanford S. Zweifach
                                        ----------------------------------------
                                        Sanford S. Zweifach, M.D., President,
                                        Chief Financial Officer and Secretary